STATIONDIGITAL CORPORATION

AMENDMENT IN CONNECTION WITH THE
AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT
DATED AUGUST 26, 2014

THE DATE OF THIS AMENDMENT IS NOVEMBER 7, 2014

Reference is made to the Amended and Restated Securities Purchase Agreement, dated August 26, 2014 (the "SPA"), by and among StationDigital Corporation (the "Company"), each purchaser of 12% senior secured convertible notes (the "Notes") and warrants to purchase shares of common stock of the Company (the "Warrants") as identified on the signature pages thereto (the "Purchasers") and Steel Pier Capital Advisors, LLC, as the collateral agent.  Capitalized terms used and not defined herein shall have the meanings set forth in the SPA.

The Company wishes to inform its Purchasers of certain revisions made to the Notes and Warrants, which are explained further below in this amendment (the "Amendment").  This Amendment shall become effective upon receipt of signatures from all Purchasers.

As the revisions represent material changes to the SPA, Notes and Warrants, we ask that you acknowledge that you have reviewed this Amendment and consent to the revisions discussed below.  Please sign this Amendment in the space provided on the next page to indicate your receipt and review of this information as well as your consent.

I.	AMENDMENT TO THE TERMS OF THE NOTES

A.	The Notes shall be subject to the interest rate of fifteen percent (15%) per annum. Accordingly, any references within the Transaction Documents to a 12% interest rate in connection with the Notes shall also be amended so that such references shall be to a fifteen percent (15%) interest rate.

B.	In addition, the term "Qualified Financing" as set forth in the Notes is amended to mean an equity or convertible equity financing by the Company after the completion of the Notes.

II.	AMENDMENT TO THE WARRANTS

A.	The number of Warrant Shares shall be equal to two shares of common stock per one dollar ($1.00). Accordingly, any references within the Transaction Documents to Warrant Shares shall also be amended so that such references shall be equal to two shares of common stock per one dollar ($1.00).

B.	Investors with existing Warrants shall receive an additional warrant for the additional shares of common stock.

III.	MISCELLANEOUS

A.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall bind the parties hereto to the same extent as original signatures.

B.	Governing Law. This Amendment shall be governed in accordance with the internal laws of the State of New York as set forth in Section 8.8 of the SPA.

[SIGNATURE PAGE TO THE AMENDMENT]

By signing below, the undersigned (i) agrees to continue as a Purchaser pursuant to the terms of the SPA, Notes and Warrants, and as described herein; and (ii) represents and warrants to the Company that the undersigned has read and reviewed this Amendment and understands the revised terms of the Notes and Warrants, as described herein.

Date: _________________

INDIVIDUALS:	ENTITIES:

Print Name	Print Name of Entity

Signature	Print Name of Authorized Signatory

Print Name of joint investor or other person whose signature is required	Signature of Authorized Signatory

Signature